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                                                                    EXHIBIT 99.1

January 4, 1999

Company Press Release

SPSS Acquires Integral Solutions Ltd. Key data mining acquisition positions SPSS to offer a full range of analytical solutions for the enterprise

CHICAGO -- Expanding its presence in the business intelligence marketplace, SPSS Inc. (Nasdaq: SPSS) announced today its purchase of Integral Solutions Ltd.
(ISL) for $7.1 million in cash. The transaction was completed on Dec. 31, 1998.

ISL is a leading full-service data mining company, supplying world-class consultancy and training in support of its award-winning Clementine product. Clementine was the first enterprisestrength data mining offering aimed at business users and is consistently acknowledged by users and analysts as the leading interactive data mining system. More than 250 organizations worldwide use Clementine, including companies such as American Century Investments, Daimler-Benz, Glaxo Wellcome, Reuters and Unilever.

"This key acquisition is part of SPSS' overall strategy to continue to blaze new trails and lead in business intelligence," said Jack Noonan, SPSS president and CEO. "This acquisition benefits data mining practitioners, combining the strength of ISL's rapid modeling environment offered in the Clementine product with the wide range of data preparation and statistical data mining software in the extensive SPSS product line. Clementine adds an important model-building environment to the range of SPSS analytical solutions for the enterprise. Our breadth of analytical capabilities and deployment options makes SPSS the choice of organizations that want to create and distribute information for better decision making."

"Data mining is strategic for the world's Global 5000 companies," said Alan Montgomery, president and CEO of ISL. "They need to be able to rely on the strength of a long-established, global, public corporation. ISL would love to go it alone. But we know the reality of this rapidly consolidating market.

"From the outset, when ISL was simply looking for an analytical partner to complement Clementine's advanced modeling, we liked the SPSS people. I admire their business achievement, their great reputation with clients and their technology. That's why we chose SPSS as the partner to ensure that Clementine becomes the worldwide market leader in data mining, at the enterprise level, on the desktop, and soon over the Web," added Montgomery.

"The data mining market is rapidly consolidating down to a small number of vendors who are going to dominate the data mining tools market," said Don MacTavish, senior research analyst, ADS, META Group, an IT analyst group. "SPSS has the potential to be one of the leaders. We believe that analytical applications are the next wave, and in order to adequately handle that wave vendors have to diversify their technology base.

"The META Group expects to see a consolidation of tools into focused 'suites' that address all aspects of information analysis and analytical applications - the integration of statistics, data



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mining and OLAP technologies are paramount to a successful solution for an enterprise," MacTavish added.

"The ISL acquisition is a positive step as SPSS increases its emphasis on business intelligence," said Herb Edelstein, president of Two Crows Corp., a data mining industry analyst group. "ISL brings to SPSS a focused data mining product, client/server architecture and a vehicle for delivering data mining solutions to which SPSS can add its sophisticated algorithms. With this acquisition, SPSS will extend its offering for existing customers while reaching new organizations that are not already using traditional statistics and modeling. And, ISL customers will benefit from SPSS' strong global presence, proven algorithms, visualization software and first-rate documentation and technical support groups."

Joint SPSS and ISL customers expect to benefit from this partnership. "SPSS and Clementine are an inseparable solution to a large problem we have -- the problem of understanding who our customers are so we can better meet their needs," said Stephen Cole, assistant director of research and development, American Century Investments. "We use SPSS for basic statistical analysis, decision trees, missing value analysis, regression, and factor analysis, then use Clementine's neural networks and artificial intelligence to complement the SPSS analysis. Together, they create a seamless and powerful data mining environment, and are the solution people should have in their organization if they are serious about surviving in this competitive business world."

SPSS plans to continue to develop and market ISL products, including Clementine, which combines multiple modeling techniques (neural networks, rule induction, regression) with data visualization and manipulation to extract high-value, decision-making knowledge from large bodies of historical data. A rich visual programming interface provides higher productivity for model builders and makes Clementine accessible to knowledge workers. In addition, models built in Clementine can be deployed to information consumers for use in decision making.

The addition of Clementine to the SPSS product line adds to the company's already broad range of analytical solutions. Organizations use SPSS' line of integrated products for the entire analytical process from multidimensional reporting to complex, high-end modeling. By offering multiple analytical techniques and deployment options, SPSS delivers the right product for every person -- from the model builder to the information consumer -- and meets the business intelligence needs of the entire enterprise.

Clementine has established a leading position in the data mining market, and is in use in a wide range of industry sectors including finance, retail, telecoms, pharmaceuticals, utilities, broadcasting and defense. Applications are diverse and include demand prediction, customer profiling, risk assessment, turnover forecasting, process optimization, fault pre-emption and fraud detection.

In March 1998, ISL and SPSS announced an agreement to develop an interface between the companies' two products. The resulting interface, which is now available, provides a seamless


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data link between Clementine and SPSS for Windows. Clementine users have access to SPSS data transformations, a wider range of statistical and other data mining procedures and new graphics capabilities that are available in SPSS 9.0 for Windows. The interface provides SPSS users with data mining process support and the ability to easily link the steps of the data mining process in the visual modeling environment that Clementine provides.

Also in 1998, ISL announced its program for a fully scalable, interactive data mining solution -- CHESS -- the Clementine High Efficiency Scalable Server - which enables Clementine's interactive and visual style of data mining to be applied to very large data sets, at greater speed. In anticipation of CHESS, ISL has partnered with vendors of databases, warehouses and parallel computer platforms to help shape the future of business-led data mining. SPSS plans to continue development of CHESS and deliver it in 1999.

Headquartered in Basingstoke, United Kingdom, ISL employs more than 30 people in offices in the UK and in Philadelphia. ISL's revenues were approximately $3.4 million over the last 12 months. The purchase of ISL marks the fourth company SPSS has acquired in the last 15 months, with ISL being the first data mining-related acquisition. In 1997, SPSS made two key market research acquisitions, with the purchases of Quantime Ltd. and In2ititive Technologies. In November 1998, SPSS made another market research-related acquisition with the purchase of Surveycraft. As the company broadens its reach in the business intelligence arena, it will be looking to make similar acquisitions.

Safe Harbor Statement under the Private Securities Litigation Reform Act of
1995:

Certain statements in this press release are forward-looking statements. Such statements can be identified by phrases such as "expects to ship" and "plans to release." Such statements also involve known and unknown risks which may cause the company's actual results, performance, achievements, or industry results, to be materially different than any future results, performance or achievements expressed or implied in or by such forward-looking statements. By way of example and not limitation, known risks and uncertainties include changes in: market conditions, especially in Asia; changes and/or product demand and acceptance; the competitive environment; product release schedules; and currency fluctuations. In light of these and other risks and uncertainties, the inclusion of a forward-looking statement in this release should not be regarded as a representation by the company that any future results, performance or achievements will be attained. The company assumes no obligation to update the information contained in this press release.

Company information

SPSS Inc. is a leader in the large markets for analytical solutions: business intelligence (data mining and market research), quality improvement and scientific research. SPSS products and services transform organizations by helping users leverage information to grow revenues and improve processes. Today, more than 2 million people use SPSS, the world's best-selling software for desktop analysis, to create and distribute information for better decision making.


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Celebrating its 30th anniversary in 1998, SPSS is one of the most enduring software companies in the world. SPSS has won the following awards: named No. 28 in DM Review's Data Warehouse Top 100; ranked among Forbes 200 Best Small Companies in America; Business Week's Top 100 Growth Companies for 1997; placed No. 21 on the 1998 Softo letter 100, a ranking of the top 100 personal computer software companies in the United States; and No. 87 in the 1998 Software 500, a ranking of the world's largest software vendors by Software Magazine. Headquartered in Chicago, SPSS has offices and distributors around the world.


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